UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

July 14, 2025

Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 001-39050

Delaware	45-3361983
State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos, CA	94070
Address of Principal Executive Offices	Zip Code

(650) 810-8823

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 14, 2025, Oportun Financial Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with Findell Capital Management LLC and certain of its affiliates (collectively, “Findell”).

Pursuant to the Agreement, on the day following the conclusion of the Company’s 2025 annual meeting of stockholders, Warren Wilcox will join the Company’s board of directors (the “Board”) as a Class III director with a term expiring at the Company’s 2028 annual meeting of stockholders (the “2028 Annual Meeting”).

In addition, unless otherwise mutually agreed to in writing by each party, the Agreement will remain in effect until 11:59 p.m., Pacific time, on the day that is 15 days prior to the deadline for the submission of stockholder nominations of directors for the 2028 Annual Meeting (such period, the “Restricted Period”).

The Agreement further provides, among other things, that:

•

at or before the Company’s 2026 annual meeting of stockholders, one person who joined the Board before February 7, 2024, will have retired from the Board and will not be standing for election as a member of the Board at such annual meeting;

•

as long as Findell’s aggregate net long ownership of the Company’s common stock remains at or above five percent of the then-outstanding shares of the Company’s common stock, if, prior to the conclusion of the Company’s 2026 annual meeting of stockholders, Mr. Wilcox is no longer serving on the Board due to death or disability or resigns as a director or otherwise ceases to be a director for any reason, then Findell will be entitled to identify and propose a nominee for the replacement of such director, subject to the approval of the Board and such nominee meeting qualifications specified in the Agreement;

•

Findell will be subject to customary standstill restrictions, including, among others, not (i) acquiring beneficial ownership of more than 9.9 percent of the then-outstanding voting securities of the Company; (ii) soliciting proxies and related matters; and (iii) engaging or participating in certain extraordinary transactions involving the Company, each of the foregoing subject to certain exceptions;

•

during the Restricted Period, Findell will vote all shares of voting securities of the Company beneficially owned by it and over which it has the right to vote in accordance with the Board’s recommendations with respect to (i) the election or removal of directors of the Company and (ii) any other proposal submitted to stockholders of the Company, subject, in the case of clause (ii), to certain exceptions relating to proposals for which the recommendations made by Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC are inconsistent with the recommendation of the Board and to Findell’s right to vote in its sole discretion on any proposal with respect to an extraordinary transaction;

•	neither the Company nor Findell shall disparage or sue the other party, subject to certain exceptions; and

•	the Company will reimburse Findell for up to $1.2 million of reasonable and documented out-of-pocket legal and other expenses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Company’s press release announcing the Agreement and the appointment of Mr. Wilcox is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

10.1*	Letter Agreement, dated July 14, 2025, between Oportun Financial Corporation, Findell Capital Management LLC and certain other persons

99.1	Press Release dated July 14, 2025

104	Cover Page Interactive Data File embedded within the Inline XBRL document

*

Certain portions of this exhibit have also been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	July 14, 2025	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary